Exhibit 99.1
Oasis Petroleum Inc. Announces $400 Million Offering of Senior Notes
Oasis Petroleum Inc. (Nasdaq: OAS) (“Oasis” or the “Company”) announced today that, subject to market conditions, it intends to offer $400.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “notes”) in a private placement to eligible purchasers (the “offering”).
Oasis intends to use the net proceeds from the offering to fund a portion of the consideration in connection with the recently announced acquisition of select Williston Basin assets from QEP Energy Company, a wholly owned subsidiary of Diamondback Energy, Inc. (the “Williston Basin Acquisition”), and for general corporate purposes. If the Williston Basin Acquisition is not consummated on or prior to September 27, 2021 (or such later date if the outside date under the purchase and sale agreement relating to the Williston Basin Acquisition (the “Williston PSA”) is extended pursuant to the terms thereof) or, if prior to such date, the Williston PSA is terminated without the Williston Basin Acquisition being consummated, then in either case, the notes will be redeemed at a redemption price equal to 100% of the issue price of the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Williston Basin Acquisition is not conditioned upon the completion of the offering.
The notes to be offered have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and unless so registered, the notes may not be offered or sold in the United States absent an applicable exemption from, or a transaction not subject to, registration requirements of the Securities Act and applicable state securities laws. The notes are being offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.
This press release is being issued pursuant to Rule 135c under the Securities Act and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 ("COVID-19") pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin Acquisition and the recently announced divestiture of the Company’s Permian Basin upstream assets, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston and Permian Basins. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States.
SOURCE Oasis Petroleum Inc.
For further information: Oasis Petroleum Inc., Danny Brown, Chief Executive Officer, Michael H. Lou, Chief Financial Officer and Executive Vice President, Bob Bakanauskas, Director, Investor Relations, (281) 404-9600, ir@oasispetroleum.com